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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Magnum Hunter Resources Corporation
Houston, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 14, 2013 (except for Notes 2, 3, 4, 6, 7, 10, 14, 15, 16, and 19 which are as of November 27, 2013), relating to the consolidated financial statements, and our report dated June 14, 2013, relating to the effectiveness of internal control over financial reporting, of Magnum Hunter Resources Corporation, which are contained in that Prospectus. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2012.

        We also consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 20, 2013 relating financial statements of PRC Williston, LLC, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Dallas, Texas

December 23, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm